UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 3, 2008

                                    CDEX INC.
             (Exact name of registrant as specified in its charter)

         Nevada                     000-49845               52-2336836
         ------                     ---------               ----------
(State or other jurisdiction of     (Commission             (I.R.S. Employer
 incorporation or organization)     File Number)            Identification No.)

          4555 South Palo Verde, Suite 123
                   Tucson, Arizona                             85714
                   ---------------                             -----
          (Address of principal executive offices)           (Zip Code)

                                 (520) 745-5172
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On June 4, 2008, Malcolm Philips, CEO of CDEX Inc, participated in a webcast question and answer session. During the question and answer session, CDEX Inc. announced that as of April 4, 2008, it has entered into a distribution agreement with an exclusivity clause between GRIFOLS International SA for Spain, Portugal, and Italy, and on April 1, 2008 entered into a second distribution agreement with Virtus Trading LLC for Kuwait, the United-Arab-Emirates, Bahrain and Qatar. The exclusivity clause requires the distributors to purchase a certain number of ValiMed(TM) units from CDEX Inc. per year. Between these Distribution Agreements, CDEX has the potential for 160 contractual agreements. In addition, Mr. Philips announced that in the first five months of 2008 CDEX Inc. has significantly more signed contracts for the ValiMed Unit than in 2007. Mr. Philips believes the number of signed contracts will continue to increase in 2009. Finally, CDEX announced through Mr. Philips that internal personnel growth has increased by 40% in the first half of 2008 and it is projected to increase another 60% in the last half of 2008, with an additional 50% increase in 2009.

A copy of a press release issued on June 17, 2008 reiterating this information is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01 Other Events

On June 3, 2008, CDEX, Inc. announced the creation of two distinct divisions: the Medication Safety Division and the Security Division. The Medication Safety Division includes the current ValiMed (TM) product line as well as future products aimed at the health care industry. The Security Division will launch the MethScanner (TM) and bring other substance detection products to that market.
Effective June 1, 2008, CDEX Inc. announced that Mr. Pascal Pouligny has become the VP and General Manager of the newly formed Medication Safety Division and Mr. Steven Schmidt has become the VP and General Manager of the newly formed Security Division. Dr. Wade Poteet has been appointed Chief Technical Officer, working with both divisions to develop next generation technology.

Mr. Pascal Pouligny, Vice President and General Manager of the Medical Safety Division, has worldwide responsibility for the current ValiMed(TM) product line as well as for the introduction of new products serving the healthcare industry based on CDEX core technologies. Mr. Pouligny has served in senior management positions in a number of companies over the past 20 years, with a primary focus on sales and marketing to the healthcare market. He has successfully launched new medical products and services for startup and major companies, including Cardinal Health, Hospivision, Hill-Rom, and Marquette Medical Systems. In these positions, Mr. Pouligny has developed and implemented region wide go-to marketing plans for medical products and services; structured, hired and managed in-house and outsourced channel sales organizations; and established/managed with P&L responsibility product/services distribution, installation and client servicing. Mr. Pouligny has a Baccalaureate Degree with a Math and Physics focus and a Graduate Degree (Summa Cum Laude) in Business from ECSEM School of Business and Management; and advanced studies in Strategies in Services Programs from INSEAD in France. He speaks fluent English, French and Spanish.

Mr. Steven Schmidt, Vice President and General Manager of the Security Division, has worldwide responsibility for the current Meth Scanner(TM) product line as well as for the introduction of new products serving the security industry based on CDEX core technologies. Mr. Schmidt has served in a number of senior management positions in different market areas over the past 30 years, with a primary focus on sales and marketing in national and international settings, including Worldwide Business Director and President Porter International Division of Courtaulds, PLC, a multi-billion dollar international company. In several of these positions, Mr. Schmidt had P/L and R&D responsibility for Company or Division activities. Mr. Schmidt has a BA from the University of Louisville, completed selected graduate studies from the Syracuse University Graduate School of Marketing Management and completed the Courtaulds' International Business Program - INSEAD in France.

Dr. Wade M. Poteet, Ph.D., Chief Technical Officer, has had responsibility for core research and new product application at CDEX since its formation in 2001. Dr. Poteet is a research physicist focused primarily on advanced instrumentation in optics, electro-optics and detector technologies. Dr. Poteet has worked with a range of public research institutions and private companies, including Infrared Laboratories, LTA, E/ERG, University of Arizona, Rice University, and the National Radio Astronomy Observatory. His work has led to the development of numerous products and publications, as well as more than 45 referenced papers and 250 technical reports. Dr. Poteet received NASA certificates of recognition and a public service group award in 1986 for his work on a Spacelab 2 research program. Dr. Poteet holds a Ph.D. (Experimental Solid State Physics), an MS (Physics), and a BS (Physics) from the Virginia Polytechnic Institute.

A copy of a press release issued on June 2, 2008 announcing the creation of these two Divisions is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number       Title of Document
------       -----------------
99.1         Press Release, dated June 3, 2008
99.2         Press Release, dated June 17, 2008

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CDEX INC.

Date: June 17, 2008                    By:  /s/ Malcolm H. Philips, Jr.
                                            ---------------------------
                                            Malcolm H. Philips, Jr., President